Exhibit 99.2

TRANSACT TECHNOLOGIES REPORTS SECOND QUARTER REVENUE
OF $15.8 MILLION AND DILUTED EPS OF $0.14

- Gross Margin Improves to 40.9%; Operating Income Rises 132%
and Adjusted EBITDA Increases 18% to $2.2 Million -

Hamden, CT – August 6, 2013 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct’ or the “Company”) today reported operating results for the second quarter ended June 30, 2013, as summarized below:

Summary of 2013 Q2 Results
(In millions, except per share and percentage data)

	Three Months Ended June 30,
	2013	2012
Net sales	$15.8	$15.9
Gross profit	$6.5	$5.8
Gross margin	40.9%	36.9%
Operating income	$1.8	$0.8
Net income	$1.2	$0.5
Diluted earnings per share	$0.14	$0.06

Adjusted EBITDA(1)	$2.2	$1.9
Adjusted operating income(2)	$1.7	$1.3
Adjusted net income(2)	$1.1	$0.9
Adjusted diluted earnings per share(2)	$0.13	$0.09

(1)
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation, amortization and stock-based compensation and adjusted for the impact of acquisition related expenses, restructuring expenses and certain legal fees as described later in this release.  A reconciliation of Adjusted EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)	Reconciliations of GAAP earnings financial metrics to corresponding non-GAAP financial measures can be found attached to this release.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, “Our growth in 2013 second quarter gross profit and gross margin drove significant increases in adjusted EBITDA and diluted EPS and adjusted diluted EPS compared to the same period a year ago.  The strong second quarter financial performance highlights the benefits of our ongoing expansion into new, higher margin markets and continued progress in bringing innovation and value to customers in existing markets.  Our strategic initiatives, focused on developing and marketing products and technologies for large, diversified domestic and international markets, continue to provide TransAct with opportunities in fast growing verticals such as food safety, oil and gas exploration and casino promotional and couponing systems.

“Our transition to new markets and opportunities that leverage the Company’s expertise in creating new, value-added solutions for transaction-based businesses has enabled TransAct to successfully launch three new products since the beginning of 2012.  Each of these products has advanced features and functionality and generates higher average selling prices and gross margins than our existing products for these markets.  Building on our expertise in the casino industry, we are now proving the value of our Epicentral® casino system, which is live at four casinos with three additional casinos scheduled to come online by the end of 2013.  In its initial installations, Epicentral® is proving to be a strong marketing tool that rewards guests in new ways and helps casino operators grow revenue at their facilities.  We expect the number of Epicentral® installations to grow over the balance of 2013 and throughout 2014, which will drive higher overall revenue and higher-margin annual recurring maintenance revenue.

“In the 2013 second quarter, we generated solid revenue growth from the sale of the Ithaca® 9700 food safety terminal, which accounted for over 50% of the total revenue in our food safety, point-of-sale and banking unit.  With a total addressable market of approximately 700,000 terminals in restaurants, hospitals, convenience stores, corporate foodservice operations and schools, the global food safety market represents a large and untapped opportunity for TransAct.  There is already strong market interest in the Ithaca® 9700 with a growing number of product trials, and as this innovative solution continues to prove its value, we expect to continue to transition trials to sales.

“Our line of Printrex color printers for the global oil and gas exploration industry is another recent product offering with a high level of customer interest.  Leveraging our large installed base of black and white printers, we are in the early stages of a multi-year replacement cycle for the Printrex 920 and Printrex 980 full color solutions which we expect will be another source of recurring revenue growth going forward.  Finally, our TransAct Services Group (TSG) provides post-sale fulfillment and services through three global service centers and a newly upgraded website that together provide customers with efficient, easy to use options.  TSG and its recurring, high-margin revenue model present the Company with another channel of long-term growth.”

Mr. Shuldman concluded, “Over the last several years, TransAct has made substantial progress with transitioning the business by expanding the number of higher margin products we offer and increasing the number of global markets we address.  Our new, innovative solutions enhance our product suite and are driving growing levels of customer adoption as they deliver proven results.  At the same time, these initiatives offer TransAct substantial growth and diversification opportunities in new verticals.  We expect the momentum achieved in the first half of 2013 will continue in the second half of the year as higher sales of our newest products drive further gains in revenue, gross margin and diluted earnings per share.”

Summary of 2013 Second Quarter Operating Results
TransAct generated 2013 second quarter net sales of $15.8 million compared with net sales of $15.9 million for the 2012 second quarter.  Casino and gaming revenue in the 2013 second quarter increased $0.2 million, or 3%, to $7.3 million compared to $7.1 million in the prior year period.  Food safety, point-of-sale (POS) and banking net sales increased 29%, or $0.8 million, to $3.5 million compared to $2.7 million in the prior year period.  The increase reflects the first volume sales of Ithaca® 9700 food safety terminals for several quick service and casual restaurant franchises, more than offsetting declines in revenue from sales of TransAct’s banking and legacy POS printers as the Company continues to transition away from these lower margin markets.  Lottery sales for the 2013 second quarter declined to $0.5 million from $1.7 million in the 2012 second quarter reflecting the timing of orders from GTECH.  Revenue from Printrex® printers of $1.1 million in the 2013 second quarter compares to revenue of $1.2 million in the year-ago period as sales of TransAct’s new color printers were more than offset by a decline in sales of legacy black and white printers.  The Company’s TransAct Services Group recorded net sales of $3.5 million, a 10%, or $0.3 million, year-over-year increase.

Reflecting the shift toward higher margin products, gross margin improved 400 basis points to 40.9% from 36.9% in the second quarter of 2012, resulting in gross profit of $6.5 million.  Total operating expenses for the 2013 second quarter declined to $4.6 million from $5.1 million a year ago. Selling and marketing expenses increased $0.2 million to $1.9 million, reflecting the addition of sales staff and higher marketing expenses to support the Company’s recently introduced food safety and Printrex products.  General and administrative expenses declined by $0.2 million primarily due to a reduction in the accrued contingent consideration liability to be paid in connection with the Company’s 2011 acquisition of Printrex.  In addition, TransAct incurred approximately $0.1 million in legal fees related to the lawsuit with Avery Dennison Corporation in the 2013 second quarter compared to $0.5 million in the 2012 second quarter.

Operating income for the 2013 second quarter was $1.8 million compared to $0.8 million in the 2012 second quarter.  Excluding the impact from several items (see details later in the release), TransAct generated adjusted operating income of $1.7 million compared with adjusted operating income of $1.3 million in the year-ago period.  Net income in the 2013 second quarter was $1.2 million, or $0.14 per diluted share, compared to net income of $0.5 million, or $0.06 per diluted share in the prior-year period.  Adjusted net income was $1.1 million, or $0.13 per diluted share, compared to $0.9 million, or $0.09 per diluted share, in the 2012 second quarter.

Solid Balance Sheet and Liquidity Position
As of June 30, 2013, TransAct had approximately $8.8 million of cash and cash equivalents and no debt.  In the first six months of 2013, the Company generated cash from operating activities of $3.3 million and free cash flow (cash from operating activities less capital expenditures) of $2.8 million.  TransAct repurchased approximately 25,300 shares of its common stock in the 2013 second quarter at an average price of $7.72 per share for total consideration of $0.2 million, and has repurchased approximately 114,200 shares of its common stock in the first six months of 2013 for total consideration of approximately $0.9 million.  The Company’s share repurchase program expired in May 2013.  The Company also paid a dividend to shareholders of $0.07 per share during the quarter.

Steve DeMartino, President and Chief Financial Officer of TransAct, commented, “Our solid financial position and emphasis on prudent management of operating expenses have positioned TransAct to develop and introduce new and innovative higher margin products for existing and new global markets, grow recurring revenue and generate solid improvements in both operating income and EBITDA.  As we successfully execute on this transition, TransAct has increasing financial flexibility to deploy capital for growth opportunities across multiple verticals including gaming, food safety and oil and gas exploration while simultaneously returning capital to shareholders.”

2013 Second Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, August 6, 2013, beginning at 4:30 p.m. ET.  Both the call and the webcast are open to the general public.  The conference call number is 678-825-8259 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”).  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct's core operations.  The adjusted non-GAAP measures exclude the effect in the applicable periods presented of non-GAAP adjustments contained in the tables included with this release.  These items have been excluded from adjusted non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance.  Their exclusion provides investors and others with additional information to more readily assess the Company's operating results.  The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Adjusted operating income is defined as operating income adjusted for the impact of acquisition related expenses, business consolidation and restructuring expenses and legal fees related to the lawsuit with Avery Dennison Corporation.

Adjusted net income is defined as net income adjusted for the tax-effected impact of acquisition related expenses, business consolidation and restructuring expenses and legal fees related to the lawsuit with Avery Dennison Corporation.

Adjusted diluted earnings per share is defined as Adjusted Net Income divided by diluted shares outstanding.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries.  These industries include casino and gaming, lottery, food safety, banking, point-of-sale, hospitality, oil and gas, and medical and mobile.  Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced.  TransAct printers and products are designed from the ground up based on market-specific requirements and are sold under the Ithaca®, Epic, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over 2.4 million printers installed around the world.  TransAct is also committed to providing world-class printer service, spare parts, accessories and printing supplies to its growing worldwide installed base of printers.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumable items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words.  All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in China; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of food safety and oil and gas products will drive increased adoption by customers; the outcome of the lawsuit between TransAct and Avery Dennison Corporation; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission.  Actual results may differ materially from those discussed in, or implied by, the forward-looking statements.  The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

# # #

Investor Contact:
Steve DeMartino                                                                                     Richard Land, Joseph Jaffoni, Jim Leahy
President and Chief Financial Officer                                                   JCIR
TransAct Technologies Incorporated                                                 212-835-8500 or tact@jcir.com
203-859-6810

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, June 30,
	2013 2012		2013	2012
Net sales	$15,788	$15,853	$30,845	$33,412
Cost of sales	9,336	10,011	17,960	20,792
Gross profit	6,452	5,842	12,885	12,620

Operating expenses:
Engineering, design and product development	995	952	2,007	2,165
Selling and marketing	1,857	1,674	3,643	3,275
General and administrative	1,736	1,903	3,770	3,903
Legal fees associated with lawsuit	57	471	256	471
Business consolidation and restructuring	-	63	-	117
	4,645	5,063	9,676	9,931
Operating income	1,807	779	3,209	2,689

Interest and other income (expense):
Interest, net	-	2	(1)	4
Other, net	(4)	13	33	(11)
	(4)	15	32	(7)

Income before income taxes	1,803	794	3,241	2,682
Income tax provision	588	286	866	966
Net income	$1,215	$508	2,375	$1,716

Net income per common share:
Basic	$0.14	$0.06	$0.27	$0.19
Diluted	$0.14	$0.06	$0.27	$0.18

Shares used in per share calculation:
Basic	8,728	9,084	8,722	9,256
Diluted	8,802	9,189	8,803	9,357

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Food safety, point-of-sale and banking	$3,453	$2,676	$5,437	$5,012
Casino and gaming	7,322	7,112	14,062	16,523
Lottery	499	1,728	1,864	2,758
Printrex	1,050	1,174	2,375	2,413
TransAct Services Group	3,464	3,163	7,107	6,706
Total net sales	$15,788	$15,853	$30,845	$33,412

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(In thousands)	2013	2012
Assets:
Current assets:
Cash and cash equivalents	$8,828	$7,537
Accounts receivable, net	11,640	15,927
Inventories	12,787	10,321
Deferred tax assets	1,443	1,443
Other current assets	666	471
Total current assets	35,364	35,699

Fixed assets, net	3,105	3,302
Goodwill	2,621	2,621
Deferred tax assets	1,113	1,172
Intangible assets, net	2,113	2,328
Other assets	79	106
	9,031	9,529
Total assets	$44,395	$45,228

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,603	$6,422
Accrued liabilities	2,391	2,927
Income taxes payable	121	629
Accrued contingent consideration	230	136
Deferred revenue	197	93
Total current liabilities	8,542	10,207

Deferred revenue, net of current portion	166	168
Deferred rent, net of current portion	278	308
Accrued acquisition consideration, net of current portion	530	824
Other liabilities	383	352
	1,357	1,652
Total liabilities	9,899	11,859

Shareholders’ equity:
Common stock	110	109
Additional paid-in capital	26,732	25,940
Retained earnings	25,956	24,708
Accumulated other comprehensive loss, net of tax	(82)	(55)
Treasury stock, at cost	(18,220)	(17,333)
Total shareholders’ equity	34,496	33,369
Total liabilities and shareholders’ equity	$44,395	$45,228

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited)

(In thousands, except percentages and per share amounts)
	Three months ended June 30, 2013
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$4,645	$143	$4,788
% of net sales	29.4%		30.3%

Operating income	1,807	(143)	1,664
% of net sales	11.4%		10.5%

Income before income taxes	1,803	(143)	1,660
Income tax provision	588	(48)	540
Net income	1,215	(95)	1,120
Diluted net income per share	$0.14	$(0.01)	$0.13

(1)
Adjustments include (i) $200 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $57 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 33.5%.

(In thousands, except percentages and per share amounts)
	Three months ended June 30, 2012
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$5,063	$(534)	$4,529
% of net sales	31.9%		28.6%

Operating income	779	534	1,313
% of net sales	4.9%		8.3%

Income before income taxes	794	534	1,328
Income tax provision	286	192	478
Net income	508	342	850
Diluted net income per share	$0.06	$0.04	$0.09

(2)
Adjustments include (i) $471 of legal and other expenses related to the lawsuit with Avery Dennison Corporation and (ii) a restructuring charge of $63 for employee termination benefits and moving expenses associated with the closing of the Printrex manufacturing facility in San Jose, CA during 2012, tax effected using an effective tax rate of 36.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited)

(In thousands, except percentages and per share amounts)
	Six months ended June 30, 2013
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$9,676	$(56)	$9,620
% of net sales	31.4%		31.2%

Operating income	3,209	56	3,265
% of net sales	10.4%		10.6%

Income before income taxes	3,241	56	3,297
Income tax provision	866	19	885
Net income	2,375	37	2,412
	$0.27	$0.00	$0.27

(3)
Adjustments include (i) $200 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $256 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 33.5%.

(In thousands, except percentages and per share amounts)
	Six months ended June 30, 2012
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$9,931	$(588)	$9,343
% of net sales	29.7%		28.0%

Operating income	2,689	588	3,277
% of net sales	8.0%		9.8%

Income before income taxes	2,682	588	3,270
Income tax provision	966	212	1,178
Net income	1,716	376	2,092
	$0.18	$0.04	$0.22

(4)
Adjustments include (i) $471 of legal and other expenses related to the lawsuit with Avery Dennison Corporation and (ii) a restructuring charge of $117 for employee termination benefits and moving expenses associated with the closing of the Printrex manufacturing facility in San Jose, CA during 2012, tax effected using an effective tax rate of 36.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In thousands)	June 30,
	2013	2012
Net income	$1,215	$508

Interest (income) expense, net	-	(2)
Income tax provision	588	286
Depreciation and amortization	432	438

EBITDA	2,235	1,230

Share-based compensation expense	142	127
Legal fees associated with lawsuit	57	471
Business consolidation and restructuring	-	63
Adjustment to accrued contingent consideration	(200)	-

Adjusted EBITDA	$2,234	$1,891